EXHIBIT 99.1
Martin Midstream Partners Announces Presentation
at Master Limited Partnership Investor Conference on March 7, 2007
     Kilgore, Texas, March 5, 2007 /PRNewswire — First Call via COMTEX/ — Martin Midstream Partners L.P. (NASDAQ: MMLP) announced today that Ruben Martin and Scott Martin, the President and Chief Executive Officer and Executive Vice President, respectively, of MMLP’s general partner, will make a presentation concerning MMLP’s performance and growth strategies at the 2007 Master Limited Partnership Investor Conference to be held in New York City on March 7-8, 2007. The Company’s presentation at the conference will be webcast live with an accompanying slideshow on Wednesday, March 7, 2007 at 10:40 a.m. Eastern Time.
     To listen to the live audio webcast of the presentation and view MMLP’s slideshow, visit the Company’s website at www.martinmidstream.com. The presentation will also be webcast live at http://cc.talkpoint.com/LEHM002/030807a_jw/. A replay of the webcast will be accessible on the Company’s website for a period of 30 days.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Company’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
     Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.
Forward-Looking Statements
Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Contact :
Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP’s general partner, Martin Midstream GP LLC, at (903) 983-6200.